SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2003

NEOFORMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28715	77-0424252
(Commission File Number)	(IRS Employer Identification No.)

3061 Zanker Rd., San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(408) 468-4000

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5:	OTHER EVENTS.

On July 21, 2003, Neoforma, Inc. announced that it had agreed to acquire the Health & Life Sciences business of I-many, Inc. pursuant to an asset purchase agreement, dated July 18, 2003, by and among Neoforma, I-many, and Neocars Corporation, a wholly owned subsidiary of Neoforma. On October 1, 2003, Neoforma filed a Current Report on Form 8-K for the purpose of reporting that it has been named as a defendant, along with Neocars and I-many, in a lawsuit filed on September 19, 2003, in the United States District Court Northern District of Ohio, Eastern Division, (the “Court”) by Accelerated Systems Integration, Inc. (“ASI”), one of I-many’s resellers. Neoforma is filing this Current Report on Form 8-K for the purpose of reporting that on October 31, 2003, the Court denied ASI’s request for a preliminary injunction to prevent consummation of the proposed sale to Neoforma and Neocars of the Health & Life Sciences business of I-many.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2003	NEOFORMA, INC.

	By:	/s/ Andrew L. Guggenhime

Andrew L. Guggenhime
Chief Financial Officer